EXHIBIT 3.8

                             OZITE CORPORATION
                         (a Delaware corporation)

                                  BY-LAWS

                       (as in effect July 12, 1990)
                       ----------------------------

                                 ARTICLE I

                                  OFFICES

               SECTION 1.1 REGISTERED OFFICE. The registered office shall be maintained at 32 Loockerman Sq., Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware and the Prentice-Hall Corporation System, Inc. is the registered agent.

               SECTION 1.2 OTHER OFFICES. The Corporation may also have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

               SECTION 2.1 ANNUAL MEETINGS. The date of the annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be determined by resolution of the Board of Directors to be a specific day in each year, if not a legal holiday, and, if a legal holiday, on the next succeeding business day, at the time and place within or without the State of Delaware as may be designated by the Board of Directors and set forth in the notice of the meeting or a duly executed waiver of notice thereof.

               SECTION 2.2 SPECIAL MEETINGS. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the President, or any Vice President, to be held on the date, at the time and place within or without the State of Delaware as the Board of Directors, the Chairman of the Board, the President or Vice President, whichever has called the meeting, shall direct.
A special meeting of the stockholders shall be called by the Chairman of the Board, the President, any Vice President or the Secretary whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on all of the matters to be submitted to stockholders of the Corporation at such special meeting shall make written application to the Chairman of the Board, the President, any Vice President or the Secretary.
Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the Chairman of the Board, President, any Vice President or the Secretary.

               SECTION 2.3 NOTICE OF MEETING. Notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, of every annual or special meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where it is to be held, shall be prepared in writing and personally delivered or mailed, postage prepaid, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock record book of the Corporation, unless the stockholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice shall be deemed given when personally delivered or deposited to the United States mail, as the case may be; provided, however, that such notice may also be given by telegram, cablegram or radiogram and in such case shall be deemed given when ordered or, if a delayed delivery is ordered, as of such delayed delivery time.

               SECTION 2.4 LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 2.5 QUORUM. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where otherwise provided by statute.

               SECTION 2.6 ADJOURNMENTS. In the absence of quorum, stockholders representing a majority of the shares then issued and outstanding and entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               SECTION 2.7 VOTING. When a quorum is present at any meeting, the holders of a majority of the shares of the Corporation, present in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

               SECTION 2.8 PROXIES. Any stockholders entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy) by the stockholder himself or herself or by his or her duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               SECTION 2.9 JUDGES OF ELECTION. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting.

               SECTION 2.10 WRITTEN CONSENT. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Whenever any such action is taken without a meeting by less than unanimous consent, all stockholders who have not consented in writing must be properly informed in writing of such action.

                                ARTICLE III

                            BOARD OF DIRECTORS

               SECTION 3.1 NUMBER. The initial number of directors which shall constitute the whole Board of Directors shall be six (6). Effective upon the merger of Ozite Corporation, a Texas corporation, with and into the Corporation, the number of directors which shall constitute the whole Board of Directors shall be nine (9). Thereafter, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders at the annual meeting or any special meeting called for that purpose.

               SECTION 3.2 ELECTION AND TERM OF OFFICE. Directors shall be elected at the annual (or special) meeting of the stockholders except as provided in SECTION 3.3 of this Article. Each Director (whether elected at an annual meeting see query, or to fill a vacancy or otherwise) shall continue in office until a successor shall have been elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided, whichever shall first occur.

               SECTION 3.3 VACANCIES AND ADDITIONAL DIRECTORSHIPS. If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a vote of the majority of directors then in office, though less than a quorum, and each director so chosen shall hold office until the next annual election of directors and until his or her successor shall be duly elected and shall qualify, or until his or her earlier death, resignation or removal.

               SECTION 3.4 POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation or these By-Laws reserved to the stockholders.

               SECTION 3.5 RESIGNATION OF DIRECTORS. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 3.6 REMOVAL OF DIRECTORS. At the annual meeting or any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may, by the affirmative vote of the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of Directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected by a majority of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in SECTION 3.3 of this Article.

               SECTION 3.7 COMPENSATION OF DIRECTORS. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                ARTICLE IV

                    MEETINGS OF THE BOARD OF DIRECTORS

               SECTION 4.1 PLACE. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

               SECTION 4.2 REGULAR MEETINGS. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

               SECTION 4.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the written request of any directors. Except as otherwise required by statute, notice of each special meeting shall be given to each director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on five (5) days notice, or shall be sent to him or her at such place by telegram, radiogram or cablegram, or telephone or other electronic means, or delivered to him or her personally, not later than two (2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-Laws.

               SECTION 4.4 QUORUM. At any meeting of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of those present at any meeting at which a quorum is present shall be sufficient for the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation.

               SECTION 4.5 ADJOURNED MEETINGS. If a quorum shall not be present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Two (2) days' notice of any such adjournment shall be given personally to each director who was not present at the meeting at which such adjournment was taken and, unless announced at the meeting, to the other directors; provided, that five (5) days' notice shall be given if notice is given by mail.

               SECTION 4.6 WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

               SECTION 4.7 COMMUNICATIONS EQUIPMENT. Any one or more members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.

               SECTION 4.8 WAIVER OF NOTICE. Notice of any meeting need not be given to any director who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram or cablegram or other means of electronically transmitted written copy.

                                 ARTICLE V

                          COMMITTEES OF THE BOARD

               SECTION 5.1 MEMBERS AND TERM OF OFFICE. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees. Each such committee shall consist of one (1) or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one (1) or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to the term of office of the directors and these By-Laws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary or an Assistant Secretary of the Corporation.

               SECTION 5.2 MEETINGS, NOTICES AND RECORDS. Each committee may provide for the holding of regular meetings, with or without notice, and a majority of the members of any such committee may fix the time, place and procedure for any such meeting. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two (2) of its members, at the time and place specified in the respective notices or waivers of notice thereof.
Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, at least five (5) days before the day on which the meeting is to be held, or shall be sent by telegram, radiogram or cablegram, or other means of electronically transmitted written copy, addressed to him at such place, or telephoned or delivered to him or her personally, not later than the two (2) days before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radiogram, cablegram or other means of electronically transmitted written copy. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

               Each committee may meet and transact any and all business delegated to that committee by the Board of Directors by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting are able to hear and communicate with each other. Participation in a meeting by means of conference telephone or similar communication shall constitute presence in person at such meeting.

               SECTION 5.3 QUORUM AND MANNER OF ACTING. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these By-Laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

               SECTION 5.4 RESIGNATIONS. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

               SECTION 5.5 REMOVAL. Any member of any committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors with or without cause.

               SECTION 5.6 VACANCIES. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

               SECTION 5.7 COMPENSATION. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with reasonable expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                ARTICLE VI

                                 OFFICERS

               SECTION 6.1 OFFICERS. The officers of the Corporation shall be a President, a Treasurer and a Secretary, and may also include a Chairman of the Board, one or more Vice-Chairmen, one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, each of whom shall be elected by the directors and shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. None of the officers of the Corporation except the Chairman or any Vice-Chairman of the Board need be directors. Any number of offices may be held by the same person; provided, that a Chairman, President or Vice President may not hold the additional office of Secretary, Assistant Secretary, Treasurer or Assistant Treasurer unless another person holds such an office, with such title and duties, as may be necessary to enable the Corporation to sign instruments and stock certificates which comply with Section 103(a)(2) and 158, respectively, of the General Corporation Law of the State of Delaware.

               SECTION 6.2 DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be provided by resolution of the Board of Directors or, as to all other officers except the Chairman of the Board, by the President.

               SECTION 6.3 RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary.
Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

               SECTION 6.4 REMOVAL. Any officer may be removed at any time, either with or without cause, by the vote of a majority of all the directors then in office. Such power of removal from office shall not be abridged by any employment contract or other agreement.

               SECTION 6.5 VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

               SECTION 6.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a director and the chief executive officer. He shall, when present, preside as chairman at all meetings of the stockholders and of the Board of Directors. He may call meetings of the Board of Directors whenever he deems it advisable. Unless otherwise provided by the Board of Directors, he may execute and sign in the name of the Corporation deeds, mortgages, bonds, notes, contracts, agreements and other instruments duly authorized by the Board of Directors. The Chairman of the Board shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. From time to time he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its attention.

               SECTION 6.7 PRESIDENT. The President shall be the chief operating officer of the Corporation. In the absence or incapacity of Chairman to act, the President shall perform all duties and functions and exercise all the powers of the Chairman. Subject to the direction of the Chairman of the Board of Directors, he or she shall supervise and direct the daily management of the business, affairs and property of the Corporation. The Chairman of the Board, if any, and the President shall each be charged with seeing that all orders and resolutions of the Board of Directors are carried into effect. Unless otherwise provided in the Board of Directors, the President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, notes, contracts, agreements, and other instruments duly authorized by the Board of Directors. The President shall also perform such other duties as are assigned by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

               SECTION 6.8 VICE PRESIDENT. In the absence or disability of the President, the Vice President, or if there be more than one, the Vice Presidents in the order of priority determined by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Unless otherwise provided by the Board of Directors, any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, notes, contracts, agreements and other instruments duly authorized by the Board of Directors. Each Vice President shall perform such other duties as are assigned by these By-Laws or as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

               SECTION 6.9 SECRETARY. The Secretary shall: (i) record all the proceedings of the meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors in a book or books to be kept for that purpose; (ii) cause all notices to be duly given in accordance with the provisions of these By-Laws as required by statute; (iii) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution; (iv) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing capital stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (v) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed; (vi) have charge of the stock record and stock transfer books of the Corporation, and exhibit such stock books at all reasonable times to such persons as are entitled by statute to have access thereto; (vii) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing capital stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (viii) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these By-Laws or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

               SECTION 6.10 ASSISTANT SECRETARIES. At the request of the Secretary or in his or her absence of disability, the Assistant Secretary designated by him or her (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Secretary.

               SECTION 6.11 TREASURER. The Treasurer shall: (i) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; (ii) cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.2 of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct; (iii) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed; (iv) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer; (v) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he or she shall determine and upon application cause such books or duplicates thereof to be exhibited to any Director; (vi) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;
(vii) sign (unless the Secretary or an Assistant Secretary or Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (viii) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

               SECTION 6.12 ASSISTANT TREASURERS. At the request of the Treasurer or in his or her absence of disability, the Assistant Treasurer designated by him or her (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

               SECTION 6.13 SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                                ARTICLE VII

                           CERTIFICATES OF STOCK

               SECTION 7.1 STOCK CERTIFICATES. Every holder of capital stock of the Corporation shall be entitled to have a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by him or her. The certificates representing shares of capital stock shall be signed in the name of the Corporation by the Chairman of the Board or the President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer (which signatures may be facsimiles) and sealed with the seal of the Corporation (which seal may be a facsimile). In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificates are issued, they may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of their issue.

               SECTION 7.2 BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or by the transfer agent or registrar, if any, designated by the Board of Directors. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

               SECTION 7.3 TRANSFERS OF SHARES. Transfers of shares of capital stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon, if any. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not the Corporation shall have express or other notice thereof.

               SECTION 7.4 REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may further provide that no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent or registrar.

               SECTION 7.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The holder of any certificate representing any share or shares of the capital stock of the Corporation shall immediately notify the Corporation of any loss, theft or destruction of such certificate. The Board of Directors may direct that a new certificate or certificates be issued in the place of any certificate or certificates theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed upon the furnishing to the Corporation of an affidavit to that effect by the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, require such owner or his or her legal representatives to give to the Corporation and its transfer agent(s) and registrar(s) a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate.

               SECTION 7.6 STOCKHOLDER'S RIGHT OF INSPECTION. Any stockholder of record of the Corporation, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where any attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

                               ARTICLE VIII

                        DEPOSIT OF CORPORATE FUNDS

               SECTION 8.1 BORROWING. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

               SECTION 8.2 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors.

               SECTION 8.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, and all negotiable and non-negotiable notes or other negotiable or non-negotiable evidences of indebtedness issued in the name of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

                                ARTICLE IX

                              INDEMNIFICATION

               SECTION 9.1 RIGHT TO INDEMNIFICATION. The Company shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Company may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Company with up to the same scope and extent as provided for officers and directors.

               SECTION 9.2 INSURANCE, CONTRACTS AND FUNDING. The Company may purchase and maintain insurance to protect itself and any person who is, was or may become an officer, director, employee, agent, attorney or representative of the Company or, at the request of the Company, an officer, director, employee, agent, attorney or representative of another corporation or entity, against any expenses, liability or loss asserted against him or incurred by him in connection with any Proceeding in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such expense, liability or loss under the provisions of this Article IX, and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

               SECTION 9.3 INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation, By-Laws or any agreement respecting indemnification, or otherwise. The provisions of this
Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnify under this Article IX and shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article IX. No amendment or repeal of any provision of this Article IX shall remove, abridge or adversely affect any right of indemnification or any other benefits of the Indemnitee under the provisions of this Article IX with respect to any Proceeding involving any act or omission which occurred prior to such amendment.

               SECTION 9.4 ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance, but not in limitation, of the provisions of the Certificate of Incorporation or the foregoing provisions of this Article IX, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under the Certificate of Incorporation or this Article IX.

               (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 30 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements reasonably shall evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnity is not entitled to be indemnified against such expenses pursuant to this Article IX.

               (b) Procedure for Determination of Entitlement to
Indemnification.

                  (i) To obtain indemnification, an Indemnitee shall submit to the President of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 90 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The President of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                  (ii) The Indemnitee's entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (or the Disinterested Director, if only one); (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there is no Disinterested Director or a majority of the Disinterested Directors (or the Disinterested Director, if only one) so directs; (C) by the stockholders of the Company but only if a majority of the Disinterested Directors (or the Disinterested Director, if only one) determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination; or (D) as provided in Section 9.4(c).

                  (iii) In the event the determination of entitlement to
                        indemnification is to be made by Independent Counsel pursuant to Section 9.4(b)(ii), a majority of the Disinterested Directors (or the Disinterested Director, if only one) shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

               (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article IX the Indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 9.4(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 9.4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 90 days after the receipt by the Company of the request therefore together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. With regard to the right to indemnification for expenses, if and to the extent that the Indemnitee has been successful on the merits or otherwise in any Proceeding or if and to the extent that the Indemnitee was not a party to the Proceeding or if a Proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be diminished by any determination which may be made pursuant to Sections 9.4(b)(ii)(A), (B) or
(C). In either case, the Indemnitee shall be entitled to such indemnification, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 9.4(d)(i)). The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.

               (d) Remedies of Indemnitee.

                   (i)  In the event that a determination is made pursuant to
                        Section 9.4(b) that the Indemnitee is not entitled to indemnification under this Article IX, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Company shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article IX.

                  (ii) If a determination shall have been made or deemed to have been made pursuant to Section 9.4(b) or (c) that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within 20 days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee's sole option, arbitration (as provided in Section 9.4(d)(i)). In the event that (C) advancement of expenses is not timely made pursuant to Section
                        9.4(a), or (D) payment of indemnification is not made within 20 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 9.4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause
                        (ii) (a "Disqualifying Event"), provided, however, that if the Indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 9.4(d)(i), the Company shall proceed by such arbitration. In any such enforcement or other proceeding or action in which whether a Disqualifying Event is an issue, the Company shall have the burden of proving the occurrence of such Disqualifying Event.

                  (iii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9.4(d) that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Company is bound by all the provisions of this Article IX.

                  (iv)  In the event that the Indemnitee, pursuant to this
                        Article IX, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article IX, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

               (e) Definitions.  For purposes of this Section 9.4:

                   (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                  (ii) "Disinterested Director" means a director of the Company who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                 (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Company or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article IX. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article IX.

               SECTION 9.5 ACTS OF DISINTERESTED DIRECTORS. Disinterested Directors considering or acting on any indemnification matter under this
Article IX or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event Disinterested Directors consider or take action as the Board of Directors, one-third of the total number of Directors shall constitute a quorum.

               SECTION 9.6 SEVERABILITY. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this
Article IX (including, without limitation, all portions of any Paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                 ARTICLE X

                               RECORD DATES

               SECTION 10.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                ARTICLE XI

                                 DIVIDENDS

               SECTION 11.1 DIVIDENDS. Subject to any agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in stock of the Corporation of any class or series, such dividends in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time deem to be advisable. Before declaring any such dividend, the Board of Directors may cause to be set aside any funds or other property or assets of the Corporation legally available for the payment of dividends.

                                ARTICLE XII

                                FISCAL YEAR

               SECTION 12.1 FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                               ARTICLE XIII

                              CORPORATE SEAL

               SECTION 13.1 The Corporate Seal shall be circular in form and shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                ARTICLE XIV

                                AMENDMENTS

               SECTION 14.1 All By-Laws of the Corporation may be amended, altered or repealed, and new By-Laws may be enacted, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at any annual or special meeting, or by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors.